Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

THIRD QUARTER 2013 FINANCIAL RESULTS

•                  Third quarter non-GAAP total revenue of $90.3 million increases 30% year-over-year

•                  Third quarter non-GAAP operating income of $21.0 million represents 23% non-GAAP operating margin and drives non-GAAP EPS of $0.34

BRIDGEWATER, NJ — November 4, 2013 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the mobile innovation leader that provides personal cloud solutions and software-based activation for connected devices across the globe, today announced financial results for the third quarter of 2013.

“We are pleased to announce our strong third quarter results,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss.  “We are excited by the positive adoption trends we are seeing across our Personal Cloud Services deployments. Our software is enabling our mobile operator customers to provide compelling cloud services that have become a critical part of their overall strategic initiatives.  At the same time our Activation Services offering continues to be positively impacted by industry trends and marketing initiatives by mobile operators to drive more frequent upgrade activity and enable more family share plans.  We believe Synchronoss is well positioned to continue driving strong top line growth, and our differentiated value proposition is further reinforced as our Tier One customers such as AT&T and Verizon commit to new and expanded multi-year agreements.”

On a GAAP basis, Synchronoss reported net revenues of $89.7 million, representing an increase of 30% compared to the third quarter of 2012.  Gross profit was $51.6 million and income from operations was $8.8 million in the third quarter of 2013.  Net income applicable to common stock was $3.6 million, leading to diluted earnings per share of $0.09, compared to $0.16 for the third quarter of 2012.

On a non-GAAP basis, Synchronoss reported net revenues of $90.3 million, an increase of 30% compared to the third quarter of 2012.  Gross profit for the third quarter of 2013 was $53.9 million, representing a gross margin of 60%.  Income from operations was $21.0 million in the third quarter of 2013, representing an operating margin of 23%.  Net income was $13.5 million in the third quarter of 2013, compared to $10.7 million in the year ago period.  Diluted earnings per share were $0.34 for the third quarter of 2013, compared to $0.28 for the third quarter of 2012.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“Our third quarter results were driven by solid performance in both our cloud services and activation services platforms,” said Lawrence R. Irving, Chief Financial Officer and Treasurer.  “The growing adoption of our Personal Cloud platform, along with positive activation trends around an expanding array of devices, makes us increasingly confident that the investments we are making in 2013 will generate significant value for Synchronoss, our customers and our shareholders going forward.”

Other Third Quarter and Recent Business Highlights:

•                  Cloud Services revenue accounted for approximately $26.9 million of non-GAAP revenue, representing approximately 30% of total revenue and growing 55% on a year-over-year basis.

•                  Activation Services revenue accounted for approximately $63.4 million of non-GAAP revenue, representing approximately 70% of total revenue and growing 22% on a year-over-year basis.

•                  Executed a new three-year contract with AT&T that extends our successful ten-year plus relationship.

•                  Entered into a $100 million Credit Agreement to further enhance the company’s financial flexibility and facilitate general corporate purposes.  This Credit Agreement can be expanded to $150 million and expires in September 2018.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call today, November 4, 2013, at 4:30 p.m. (ET) to discuss the company’s financial results.  To access this call, dial 866-202-3048 (domestic) or 617-213-8843 (international). The pass code for the call is 92967348.  Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site, www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 27040474. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the mobile innovation leader that provides personal cloud solutions and software-based activation for connected devices across the globe. The company’s proven and scalable technology solutions allow customers to connect, synchronize and activate connected devices and services that empower enterprises and consumers to live in a connected world. For more information visit us at:

Web: www.synchronoss.com

Blog: http://blog.synchronoss.com

Twitter: http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2012 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 30, 2013	December 31, 2012(1)

ASSETS
Current assets:
Cash and cash equivalents	$37,087	$36,028
Marketable securities	7,894	20,188
Accounts receivable, net of allowance for doubtful accounts of $440 and $258 at September 30, 2013 and December 31, 2012, respectively	88,694	74,980
Prepaid expenses and other assets	23,710	24,012
Deferred tax assets	4,120	4,114

Total current assets	161,505	159,322
Marketable securities	5,787	653
Property and equipment, net	95,821	58,162
Goodwill	125,998	127,322
Intangible assets, net	100,764	110,760
Deferred tax assets	4,047	6,961
Other assets	9,821	3,482

Total assets	$503,743	$466,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,660	$8,980
Accrued expenses	29,756	41,658
Deferred revenues	22,031	20,954
Contingent consideration obligation	9,037	3,279

Total current liabilities	72,484	74,871
Lease financing obligation - long term	9,257	9,540
Contingent consideration obligation - long-term	—	5,100
Other liabilities	3,139	2,494
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 44,303 and 42,533 shares issued; 40,510 and 38,674 outstanding at September 30, 2013 and December 31, 2012, respectively	4	4
Treasury stock, at cost (3,793 and 3,859 shares at September 30, 2013 and December 31, 2012, respectively)	(67,104)	(67,918)
Additional paid-in capital	381,919	344,469
Accumulated other comprehensive loss	(1,901)	(365)
Retained earnings	105,945	98,467

Total stockholders’ equity	418,863	374,657

Total liabilities and stockholders’ equity	$503,743	$466,662

(1)   Certain prior period amounts have been recast in connection with ASC 805, Business Combinations.

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net revenues	$89,716	$68,961	$251,840	$200,511
Costs and expenses:
Cost of services (1)(2)(3)*	38,133	29,136	105,791	84,388
Research and development (1)(2)(3)	16,554	12,645	49,630	38,091
Selling, general and administrative (1)(2)(3)	15,562	10,278	45,157	31,728
Net change in contingent consideration obligation	500	(327)	2,676	(5,735)
Restructuring charges	—	—	5,172	—
Depreciation and amortization	10,213	6,068	28,792	17,201

Total costs and expenses	80,962	57,800	237,218	165,673

Income from operations	8,754	11,161	14,622	34,838
Interest income	149	295	432	1,023
Interest expense	(235)	(222)	(714)	(702)
Other (expense) income (4)	(369)	(207)	(326)	586

Income before income tax expense	8,299	11,027	14,014	35,745
Income tax expense	(4,709)	(4,825)	(6,536)	(12,111)

Net income	$3,590	$6,202	$7,478	$23,634

Net income per common share:
Basic	$0.09	$0.16	$0.19	$0.62

Diluted	$0.09	$0.16	$0.19	$0.60

Weighted-average common shares outstanding:
Basic	38,960	38,107	38,589	38,219

Diluted	40,056	38,872	39,662	39,192

* Cost of services excludes depreciation which is shown separately.

(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,470	$925	$3,874	$3,061
Research and development	1,538	1,201	4,484	3,856
Selling, general and administrative	4,264	2,511	9,954	7,470

Total fair value stock-based compensation expense	$7,272	$4,637	$18,312	$14,387

(2) Amounts include acquisition costs as follows:
Cost of services	$254	$—	$254	$—
Research and development	353	—	353	209
Selling, general and administrative	(269)	—	668	424

Total acquisition costs	$338	$—	$1,275	$633

(3) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$—	$199	$247	$199
Research and development	—	353	105	469
Selling, general and administrative	—	183	190	319

Total fair value earn-out cash and stock compensation expense	$—	$735	$542	$987

(4) Amounts include Fx change of the contingent consideration obligation as follows:
Other (expense) income	$107	$(32)	$122	$82

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$89,716	$68,961	$251,840	$200,511
Add: Deferred Revenue Write-Down	558	232	3,104	748

Non-GAAP Revenue	$90,274	$69,193	$254,944	$201,259

GAAP Revenue	$89,716	$68,961	$251,840	$200,511
Less: Cost of Services	38,133	29,136	105,791	84,388

GAAP Gross Margin	51,583	39,825	146,049	116,123

Add: Deferred revenue write-down	558	232	3,104	748
Add: Fair value stock-based compensation	1,470	925	3,874	3,061
Add: Acquisition and restructuring costs	254	—	254	—
Add: Deferred compensation expense - earn-out	—	199	247	199

Non-GAAP Gross Margin	$53,865	$41,181	$153,528	$120,131

Non-GAAP Gross Margin %	60%	60%	60%	60%

GAAP income from operations	$8,754	$11,161	$14,622	$34,838
Add: Deferred revenue write-down	558	232	3,104	748
Add: Fair value stock-based compensation	7,272	4,637	18,312	14,387
Add: Acquisition and restructuring costs	338	—	6,447	633
Add: Net change in contingent consideration obligation	500	(327)	2,676	(5,735)
Add: Deferred compensation expense - earn-out	—	735	542	987
Add: Amortization expense	3,534	1,955	10,681	5,250

Non-GAAP income from operations	$20,956	$18,393	$56,384	$51,108

GAAP net income attributable to common stockholders	$3,590	$6,202	$7,478	$23,634
Add: Deferred revenue write-down, net of tax	519	148	2,120	486
Add: Fair value stock-based compensation, net of tax	5,561	2,954	12,504	9,334
Add: Acquisition and restructuring costs, net of taxes	564	—	4,406	414
Add: Net change in contingent consideration obligation, net of Fx change, net of tax	393	(295)	2,554	(5,817)
Add: Deferred compensation expense - earn-out, net of tax	29	476	370	641
Add: Amortization expense, net of tax	2,801	1,252	7,296	3,408

Non-GAAP net income	$13,457	$10,737	$36,728	$32,100

Diluted non-GAAP net income per share	$0.34	$0.28	$0.93	$0.82

Weighted shares outstanding - Diluted	40,056	38,872	39,662	39,192

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012

Operating activities:
Net income	$7,478	$23,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	28,792	17,199
Loss on disposal of asset	—	198
Amortization of bond premium	225	1,000
Deferred income taxes	3,401	32
Non-cash interest on leased facility	691	690
Stock-based compensation	18,313	14,387
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(13,714)	(6,733)
Prepaid expenses and other current assets	1,656	7,022
Other assets	(6,724)	(122)
Accounts payable	2,680	(2,665)
Accrued expenses	(11,952)	(3,042)
Contingent consideration obligation	1,724	(8,396)
Excess tax benefit from the exercise of stock options	(983)	(6,592)
Other liabilities	1,063	(146)
Deferred revenues	760	(1,707)

Net cash provided by operating activities	33,410	34,759

Investing activities:
Purchases of fixed assets	(55,216)	(25,377)
Purchases of marketable securities available-for-sale	(6,703)	(13,082)
Maturity of marketable securities available-for-sale	13,635	15,531
Business acquired, net of cash	—	(26,572)

Net cash used in investing activities	(48,284)	(49,500)

Financing activities:
Proceeds from the exercise of stock options	17,495	7,330
Payments on contingent consideration obligation	(1,090)	(2,268)
Excess tax benefit from the exercise of stock options	983	6,592
Repurchase of common stock	—	(13,898)
Proceeds from the sale of Treasury Stock in connection with an employee stock purchase plan	1,474	612
Proceeds from capital obligations	—	38
Payments on capital obligations	(1,236)	(750)

Net cash provided (used) by financing activities	17,626	(2,344)

Effect of exchange rate changes on cash	(1,693)	391

Net increase (decrease) in cash and cash equivalents	1,059	(16,694)
Cash and cash equivalents at beginning of year	36,028	69,430

Cash and cash equivalents at end of period	$37,087	$52,736

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012

Non-GAAP cash provided by operating activities and reconciliation:

Net cash provided by operating activities (GAAP)	$33,410	$34,759
Add: Tax benefits from stock options exercised	983	6,592
Add: Cash payments on settlement of Earn-out	1,463	3,533

Adjusted cash flow provided by operating activities (Non-GAAP)	$35,856	$44,884

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.

Investor:

Brian Denyeau, 646-277-1251

investor@synchronoss.com

or

Media:

Stacie Hiras, 908-547-1260

stacie.hiras@synchronoss.com